Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of Centessa Pharmaceuticals Limited of our reports dated March 12, 2021, relating to the financial statements of Palladio Biosciences, Inc.; Inexia Limited; Janpix Limited; Pega-One S.A.S.; PearlRiver Bio GmbH; Orexia Limited; Capella Bioscience Limited; and ApcinteX Limited, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Tampa, Florida

May 12, 2021